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                                                                    EXHIBIT 23.3

                     CONSENT OF PRICEWATERHOUSECOOPERS LLP

   We hereby consent to the use in this Registration Statement on Form S-1 of Motive Communications, Inc. of our report dated April 14, 2000 relating to the financial statements of Ventix Systems, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                          /s/ PricewaterhouseCoopers LLP

Austin, Texas
July 12, 2000